DATED THIS 30th DAY OF May 1998





                                     BETWEEN



                        EVERBLOOM Biotechnology (Pte) Ltd


                                       AND



                   EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD







--------------------------------------------------------------------------------


                                LICENCE AGREEMENT

--------------------------------------------------------------------------------

                             HARIDASS HO & PARTNERS
                             Advocates & Solicitors
                                24 Raffles Place
                            #18-01/03 Clifford Centre
                                Singapore 048621

                                Table of Contents



NO. CLAUSE PAGE

1. Definitions and interpretations.........................................1-3

2. Grant...................................................................  4

3. Term ...................................................................  5

4. Consideration  .........................................................  5

5. Undertakings and Indemnity by the licensee  ............................6-8

6. Exclusion of liabilities  ..............................................  8

7. Force Majeure  .........................................................  8

8. Copyrights, patents, trademarks and intellectual property rights........  9

9. Confidential information ...............................................  9

10.Termination  ........................................................... 10

11.Relationship of the licensee to the licensor  .......................... 10

12.Waiver  ................................................................ 10

13.Assignment  ............................................................ 11

14.Notices  ............................................................... 11

15.Entire Agreement  ...................................................... 11

16.Severability  .......................................................... 11

17.Governing law  ......................................................... 12


ANNEXURE    -      THE PATENTS

         THIS LICENCE AGREEMENT is made the  30th  day of  May  1998

BY AND BETWEEN:-

1. EVERBLOOM BIOTECHNOLOGY (PTE) LTD, a company incorporated in the Republic of Singapore and having its registered office at 10 Collyer Quay #19-08 Ocean Building, Singapore 049315 (hereinafter referred to as the "Licensor" which expression shall include all or any of its successors and assigns) of the one part; and

2. EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD, a company incorporated in Singapore and having its registered office at 9 Seletar West Farmway 5 Off Kayu Singapore 798057 (hereinafter referred to as the "Licensee") of the e other part.

WHEREAS: -

(A) The Licensor is the owner and is in possession of the Know-how/Technology (as hereinafter defined) production of Spawn (as hereinafter defined) and the cultivation of Shiitake Mushroom (as hereinafter defined) using the Process (as hereinafter defined) developed by the Assignor and is the respect of production of Spawn and the cultivation of Shiitake Mushroom, details of which are set out in the Annexure hereto (hereinafter referred to as the "Patents").

(B) The Licensee is desirous of obtaining, and the Licensor is desirous of granting to the Licensee, the sole right to use, and sublicense the Know-how/Technology, documentation (as hereinafter defined), Intellectual Property Rights (as hereinafter defined) and the Process in the production of Spawn and cultivation of Shiitake Mushrooms, upon the terms and subject to the conditions as hereinafter set out.


NOW IT IS HEREBY AGREED AS FOLLOWS:-


1.       DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings as ascribed to them:-

         "this Agreement"                      shall mean this
                                               Agreement as the same may be
                                               varied, amended, supplemented or
                                               otherwise modified from time to
                                               time with the agreement of the
                                               parties hereto in writing.

  "Confidential                     Information" shall mean all
                                    information (whether written or
                                    verbal) in and relating to the
                                    Documentation,
                                    Know-how/Technology and all other
                                    information furnished by the
                                    Licensor to the Licensee relating
                                    to the business and trade secrets
                                    of the Licensor, but shall
                                    exclude the following
                                    information.:-

                                    (a)   information which is or
                                          becomes available to the
                                          public through no fault of
                                          the party receiving such
                                          information; and

                                    (b)   information which is
                                          subsequently received by
                                          any party from any third
                                          party.

  "Documentation"                   shall mean all drawings,
                                    specifications, manuals and any
                                    other applicable media and
                                    documentation relating to the
                                    Know-how/Technology and/ or the
                                    Process or its usage thereof
                                    including all materials useful
                                    for design (for example, logic
                                    manuals, flow charts and
                                    principles of operation) and
                                    machine-readable text or graphic
                                    files subject to display or
                                    printout,

  "Intellectual Property Rights"    shall mean any and all proprietary
                                    and intellectual  property rights
                                    and other rights of the Licensors
                                    throughout the world relating to
                                    the Know-how/ Technology, Process and
                                    the Documentation  and all copies
                                    thereof, including but not limited
                                    top any copyright, trademarks,
                                    service marks, patents, patent
                                    applications, confidential information, design rights and all such rights which are capable of attraction protection in relation thereto
                                    (whether such aforesaid  rights
                                    are registered,  unregistered,
                                    capable of  registration  or
                                    otherwise) and shall also include
                                    all original works  including all
                                    source and object codes, all
                                    algorithms, documents and modules.


  "Know-how/Technology"             shall  mean  all  information  and  data
                                    including formulae designs specifications techniques procedure plans discoveries and inventions (whether patented or not) as used as any time by the Licensor in growing, marketing and selling Shiitake
                                    Mushrooms at their  facilities  in
                                    Singapore and by any licences  wherever
                                    legally possible, which pertain to the
                                    use and exploitation of the Process or
                                    the cultivation or marketing and sale of Shiitake Mushrooms and which will enable the Licensee to produce the Shiitake
                                    Mushrooms  by mean  of the  process,
                                    together with any further information or data pertaining thereto as may be available with the Licensor.

         "Process"                 shall mean he process used by the
                                   Licensor to produce fungi of the
                                   species Lentinus Edodes known as
                                   Shiitake Mushrooms.

         "Shiitake Mushrooms"      shall mean fungi of the species Lentinus
                                   Edodes cultivated according to the Process or any part therof.


         "Spawn" shall mean spawn of the species Lentinus Edodes produced according to the Assignor's
                                   Know-how/ Technology.

1.2 Reference herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.3 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.       GRANT

2.1 Subject to the consideration set out in Clause 4 below and the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts a sole, personal , perpetual, non-transferable and non-exclusive licence to: -

(a) use the Know-how/Technology, Process, Documentation and Intellectually Property Rights in the production of spawn and the cultivation of Shiitake Mushrooms:

(b)           use the Patents; and

(c)           market and sub-licence the rights mentioned in (a) and (b).


2.2 The Rights granted to the Licensee pursuant to this Agreement shall extend to all countries in all part of the world except in the Republic of Singapore.

2.3 All rights of the Licensee shall be restricted to such rights as are expressly and specifically set out in this Agreement and where any right is not so expressly and specifically provided in this Agreement, it shall be deemed to be excluded.


3.       TERM

         This Agreement and the grant of the Rights hereunder shall take effect on the date of this Agreement ("the Commencement Date") and shall continue unless otherwise terminated in accordance with the provisions herein.


4.       CONSIDERATION

4.1 In consideration of the grant by the Licensor to the Licensee of the Rights, the Licensee shall

(a) allot and issue to the Licensor two million (2,000,000) ordinary shares of S$1.00 each, fully paid up, in the licensee upon the execution of this Agreement; and

(b) pay to the Licensor, in respect of each calendar month, a continuing fee calculated at the rate of five percent (5%) of the Net Receipts (as hereinafter defined) during each such calendar month in arrear on a quarterly basis at the end of each such quarter, commencing from the calendar month on which this Agreement is executed.

For this purpose of this Clause 4, "Net Receipts" shall mean all royalties, licence fees, income and any other payments in any nature received by the Licensee from its sub-licensees, less any value added tax, good and services tax, allowances or any other tax or duties of whatsoever nature.

4.2 In the event that the Licensee fails to satisfy the Consideration or any part thereof or any other sum payable under this Agreement by the due date thereof (the "Unpaid Amount"), in addition to the Unpaid mount, the Licensee shall be liable to pay interest at the rate of one point five percent (1.5%) per month on such Unpaid Amount. Such interest shall be calculated on a daily basis and shall accrue from and including the due date until the date of actual receipt in full by the Licensor of the Unpaid Amount together with al interest accruing thereon under this Agreement.

4.3 In the event of a default in any payment for a period of thirty (30) days, the Licensor may at its sole discretion (But shall not be obliged to), without prejudice to any rights (including but not limited to right to payment) and remedies which the Licensor may have whether under this Agreement and/or under law, revoke this Agreement and the Rights granted hereunder forthwith. Upon such revocation, the Licensor may repossess all copies of the documentation, data, records or information relating to the Rights. For such purpose, the Licensor or any one or more of its agents or authorised representatives shall be entitled at any time and without notice to enter upon any premises in which the same are or are reasonably believed by the Licensor, to be kept, stored or used.

4.4 All payments due and payable by the Licensee to the Licensor under this Agreement shall be payable without any restriction, condition, counterclaim or set-off and shall be nett and exclusive of any deduction or withholding on account of any taxes including any withholding tax, good and services tax, custom taxes and any other charges which may be imposed by any authority from time to time, all of which shall be borne and payable by the Licensee over and above such payments.

5.       UNDERTAKINGS AND INDEMNITY BY THE LICENSEE

5.1 The Licensee irrevocably and unconditionally undertakes and agrees with the Licensor that it will, at all times during the continuance of this Agreement and, where applicable , following termination hereof, observe and perform the terms and conditions set out in this Agreement and in particular, the following covenants and undertakings:-

         (a) that it will exercise the Rights solely and exclusively for the purpose as set out in Clause 2.1 hereof and in accordance with the terms and conditions of this Agreement;

         (b) that, during the term of this Agreement and for a period of five (5) years after the termination hereof, it will not, save with the prior written consent of the Licensor, be concerned or interested either directly or indirectly in the production, cultivation, importation, sale, licensing, marketing, promotion or advertisement of any product similar to or in competition with the Products or any of them, in any part of the world;

         (c) that it will forthwith notify the Licensor of each sub-licence entered into by it with any third party and provide the Licensor with a copy of such sub-licensing agreement and such other information as the Licensor may require in connection therewith;

         (d) that it will not make any copy, enhancement, addition, adaptation, reproduction, translation, compilation, variation or otherwise modify the Documentation or the Process whether in whole or in part, in any manner whatsoever.

         (e) that it will produce and cultivate the Shiitake Mushrooms usely solely and exclusively the Know-how/Technology and the Process and in accordance with the Documentation;

         (f) that it will ensure that all correspondences and other dealings with any third party relating directly or indirectly to the Rights clearly indicate and make known that it is merely a Licensee and not as author or developer of the Rights;

         (g) that it will clearly display all copyrights and other intellectual property rights notices on all documentation without adding, altering, obscuring, removing, interfering with or otherwise modifying in any manner whatsoever any of the trademarks, trade names, markings, copyright notices or other notices affixed to or contained in the Documentation;

         (h) that it will not incur any liability on behalf of the Licensor or in any way pledge or purport to pledge the Licensor's credit, goodwill or reputation or purport to make any contract binding upon the Licensor;

         (i) that it will supervise and control the use of the Rights or such part thereof by its employees, staff, servants, representatives, agents and licensees/sub-licensees and ensue that such use shall be in accordance with the terms and conditions of this Agreement;

         (j) that it will permit any duly authorised representative of the Licensor upon reasonable prior notice to enter into any of its premises where any manufacturing, production, marketing and/or sale of the Products or any of them is carried out, for the purpose of ascertaining that the provisions of this Agreement are being compiled with by the Licensee;

         (k) that it will immediately bring to the attention of the Licensor any improper or wrongful use of the Licensor's trademarks, emblems, designs, models or other similar industrial, intellectual or commercial property rights which comes to the notice of the Licensee and will in the e performance of its duties under this Agreement use every effort to safeguard such property rights and interests of the Licensor and will at the request and cost of the Licensor take all steps required by the Licensor to defend such rights;

         (l) that it will promptly bring to the attention of the Licensor any information received by the Licensee which is likely to be of interest, use or benefit to the Licensor in relation to the manufacturing , production, marketing or sale of the Products or any of them; and

         (m) that it will within fourteen (14) days from the termination of this Agreement or the discontinuance of the licence hereunder, return or destroy in accordance with th einstructions of the Licensor, all Documentation and material relating to the Rights and all copies, in whole or in part, in any form including any partial copies or modification thereof, and (where so required by the Licensor) to furnish to the Licensor with a certificate, certifying that the same has been done.

5.2 The Licensee hereby undertakes and agrees to operate and maintain proper accounting procedures in accordance with generally accepted accounting principles and keep at its registered office true and accurate records, account books and data (the "Business Records") which shall accurately reflect all particulars relating to its business and other business. In particular but without limitation to the generally of the foregoing, the Licensee shall maintain a complete and accurate account and record of all Net Receipts received by it in each calendar month and prepare in a form approved by the Licensor a monthly financial statement thereof.

5.3 The Licensee shall furnish the Business Records to the Licensor on the Licensor's request and shall submit the detailed records and financial statements of the Net Receipts referred to in Clause 5.2 above to the Licensor on a quarterly basis. The licensor reserves all rights to audit such financial statements as its own cost and expenses

6.       EXCLUSION OF LIABILITIES

6.1 THE LICENSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT THE LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE PROPRIETARY MARKS OR ANY OF THEM OR THE KNOW-HOW/TECHNOLOGY OR ANY PART THEREOF AND ALL WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED (EXCEPT TO THE EXTENT THAT SUCH LIABILITY MAY NOT LAWFULLY BE EXCLUDED IN AN AGREEMENT OF THIS NATURE).

6.2 THE LICENSEE FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT THE LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER WHETHER ARISING OUT OF CONTRACT, NEGLIGENCE OR OTHERWISE FOR DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) INCURRED OR THAT MAY BE INCURRED BY THE LICENSEE OR ANY THIRD PARTY, EVEN IF THE LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.3 NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT, MAY BE BROUGHT BY THE LICENSEE MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED. IN THE EVENT THAT, BUT STRICTLY WITHOUT PREJUDICE TO CLAUSES 6.1 AND 6.2 ABOVE, THE LICENSOR SHALL BE HELD LIABLE FOR WHATEVER REASON, THE LICENSEE HEREBY ACKNOWLEDGES AND AGREES THAT THE TOTAL LIABILITIES OF THE LICENSOR SHALL NOT IN ANY EVENT EXCEED SINGAPORE DOLLARS TWO MILLION (S$2,000,000.00).

7.       FORCE MAJEURE

         Not withstanding any other provisions to the contrary hereof, the Licensor shall be under no liability to the Licensee or to any other party in any way whatsoever for any breach of its obligations or for any destruction, damage, delay or any other matters of any nature whatsoever which is caused by any act beyond the control of the Licensor including without limitation any matter arising out of war, rebellion, civil commotion , strikes, lock-outs and industrial disputes; fire, explosion, earthquake, act of God, flood, drought or bad weather; the unavailability of deliveries, supplies, equipment, disks or telephone communication lines or any other media or the requisitioning or other act or order by any government department, council or other constituted body.

8.       COPYRIGHTS, PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS

8.1 The Licensee acknowledges that the Documentation, Proprietary Marks and the Knowhow/Technology and all intellectual and proprietary rights thereto are and shall remain the sole and exclusive property of the Licensor and the Licensee shall not during or at any time after the termination of this Agreement in any way question or dispute the ownership or any other such rights by the Licensor.

8.2 The Licensee also acknowledges that Rights are only granted to the Licensee with the consent of the Licensor and for use during the continuation of and in accordance with this Agreement. Upon termination hereof the Licensee shall forthwith discontinue such use.

9.       CONFIDENTIAL INFORMATION

9.1 The Licensee hereby acknowledges that all confidential information was or will be prepared at considerable trouble, time and expense and is disclosed to the other party in strictest confidence under this Agreement. The Licensee hereby irrevocably and unconditionally undertakes and agrees to protect the confidential and proprietary nature of the Confidential Information from disclosure to third parties, that is shall use the Confidential Information exclusively for the purpose of this Agreement, and that it will only disclose the Confidential Information only to those of its employees and sublicensees in so far as such disclosure is necessary for the purpose of this Agreement or the sublicence (as the case may be). The Licensee shall use great care in the selection and assignment of personnel to work with the Confidential Information and will instruct all personnel so assigned to take all precautions necessary to prevent unauthorised disclosures.

9.2 The Licensee shall obtain from its employees and sublicensees to whom it discloses the Confidential Information or any part thereof duly binding agreements to maintain in confidence the Confidential Information to be disclosed at least to the same extent as the Licensee is so bound hereunder.

9.3 The obligations of the Licensee under this Clause 9 shall survive the termination of this Agreement for any reason whatsoever.

10.      TERMINATION

10.1     The Licensor shall be entitled to terminate this Agreement:-
         (a) upon giving fourteen (14) days' written notice to the Licensee in the event that the Licensee shall breach any provision, undertaking, covenant or agreement contained herein (other than with respect to payment) and fails to rectify such default (if capable of being remedied) within the period of the aforesaid notice;

         (b) forthwith upon written notice to the Licensee in the event that the Licensee shall default in any payment under this Agreement for a period of fourteen (14) days; and

         (c) forthwith if the Licensee transfers and/or assigns any of the Rights, its other rights and/or obligations to any third party in contravention of Clause 13 hereof.

10.2 Notwithstanding any provisions herein contained, this Agreement shall be terminated forthwith in th e event of the liquidation or winding-up or filing of a petition of winding-up, by or against, or the appointment of a receiver or manager or judicial manager of the assets of either party or any action comparable to the foregoing under the laws of the Republic of Singapore.

10.3 The termination of this Agreement shall be without prejudice to the rights of the Licensor accrued up to the date of such termination including but not limited to the Licensor's right to the payments set out in Clause 4 hereof and interest thereon under this Agreement.

10.4 Notwithstanding the termination of this Agreement for any reason, whatsoever, the provisions of Clause 4, Clause 5.1 (insofar as applicable), Clause 6, Clause 8, Clause 9 and this Clause 10.4 shall survive and be continuing obligations of the relevant parties hereto.

11.      RELATIONSHIP OF THE LICENSEE TO THE LICENSOR

         It is hereby acknowledged and agreed that the Licensee is not the agent, employee, partner, associate or representative of the Licensor and has no authority or power to make any representation or warranty or undertaking on behalf of or bind or contract in the name of or to create any liability against, the Licensor in any way for any purpose whatsoever.

12.      WAIVER

         Any failure or neglect by any party to enforce at any time of the provisions hereof shall not be construed nor shall be deemed to be a waiver of the such party's rights hereunder nor in any affect the validity of the whole or any part of this Agreement nor prejudice the such party's rights to take subsequent action.

13.      ASSIGNMENT

13.1 This Agreement shall enure to the benefit of the Licensor, its successors and assigns.

13.2 The Licensee shall not transfer its obligations or liabilities nor assign the Rights or its other rights interest or benefits under this Agreement, whether voluntarily or involuntarily or by operation of law, in whole or in part, to any third party without the prior written consent of the Licensor. Any transfer or assignment in contravention of this Clause shall be null and void and have no effect whatsoever. No permitted assignment by the Licensee howsoever occurring shall relieve the Licensor of its obligations hereunder.

14.      NOTICES

         All notices, demand, requests or other communications which any party to this Agreement may desire or be required to give hereunder shall be in the English language and shall be deemed to have been given if mailed or hand-delivered at the address of the other party first set out above in this Agreement, or at such address as any party may from time to time designate in writing and shall be deemed effective upon delivery (if sent by hand) or one (1) day after sending (if sent by mail). Notice may also be sent by telefax or telex and shall be effective on the day of sending provided that the appropriate answer backs are received.

15.      ENTIRE AGREEMENT

         This Agreement and any agreements referred to herein including the Annexure hereto are intended to and do constitute the entire agreement among the parties and supersede all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof and thereof. Except as herein provided, no variation , interpretation, change, termination, or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the parties to be bound thereby. No waiver, termination, rescission, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.

16.      SEVERABILITY

         In the event that any or any part of the terms, conditions or provisions contained in this Agreement shall be determined to be invalid, unlawful or unenforceable to any extent such term, condition or provision or the offending part thereof (insofar as it is practicable) shall be severed from the remaining terms and conditions which shall continue to be valid and enforceable to the fullest extent permitted by law.

17.      GOVERNING LAW

         This Agreement shall be construed in accordance with the substantive laws of the Republic of Singapore. All disputes arising out of or in connection with this Agreement (including but not limited to any question regarding its existence, validity or termination) which cannot be settled amicably shall be referred to the exclusive jurisdiction of the Singapore International Arbitration Centre to be heard by a panel of arbitrators in accordance with the rules of arbitration of said centre. Such arbitration shall take place in the Republic of Singapore and shall be conducted in English. The panel shall consist of three (3) arbitrators, one (1) to be chosen by the Licensor, one (1) to be chosen by the Licensee and the third to be mutually agreed upon by the parties. In the event that the parties are unable to agree, such third arbitrator shall be of Singapore nationality but shall otherwise be chosen by the Singapore International Arbitration Centre. The decision of the arbitrators so appointed hereunder shall be final and binding on the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date above written.


Signed for and on behalf of                )
EVERBLOOM BIOTECHNOLOGY (PTE) LTD          )
in presence of :-                          )




Signed for and on behalf of                )
EVERBLOOM INTERNATIONAL                    )
TECHNOLOGY PTE LTD                         )
in presence of:-                           )